Exhibit No. 10.1

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITY LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT NO. 2006-

WARRANT FOR PURCHASE OF SHARES OF COMMON STOCK

OF

GRAND SIERRA RESORT CORP.

Dated: May 15, 2006

Dotronix, Inc. (the “Holder”), is entitled to purchase from Grand Sierra Resort Corp., a Nevada corporation (the “Company”) with its principal place of business at 2500 East Second Street, Reno, NV 89595 (the “Company”), up to Five Million (5,000,000) shares of the Company’s common stock, $.001 par value (such class of stock being hereinafter referred to as the “Common Stock” and such Common Stock as may be acquired upon exercise hereof being hereinafter referred to as the “Warrant Stock”), at a price of Forty Cents (40¢) per share (the “Warrant Exercise Price”).

This Warrant is subject to the following provisions, terms and conditions:

1.           Unless otherwise decided in the sole discretion of the Company, the Holder’s rights to acquire the Warrant Stock shall terminate immediately unless the Holder exercises its rights under this Warrant as follows:

(a)          On or before May 26, 2006, the Holder shall exercise this Warrant in part by paying Five Hundred Thousand Dollars ($500,000) to the Company to acquire One Million Two Hundred Fifty Thousand (1,250,000) shares of Warrant Stock. The remaining Warrant shall expire on the earlier of (i) June 22, 2006 or (ii) the date of the closing of the purchase of the Reno Hilton Hotel by a subsidiary of the Company if such closing occurs prior to any of the Exercise Dates.

(b)          The rights represented by this Warrant must be exercised by the Holder by written notice of exercise delivered to the Company accompanied by the surrender of this Warrant at the principal office of the Company and upon payment to it, in cash, by certified check or wire transfer, of the Warrant Exercise Price for such shares as set forth above. The Company agrees that the Warrant Stock so purchased shall be and is deemed to be issued as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Warrant Stock as aforesaid. Certificates for the shares of Warrant Stock so purchased shall be delivered to the Holder within thirty (30) days after the rights represented by this Warrant shall have been so exercised.

2.           The Company covenants and agrees that all shares of Warrant Stock that may be issued upon the exercise of this Warrant will, upon issuance, be duly authorized and issued, fully paid and nonassessable and free from all liens and encumbrances, with the exception of any taxes arising out of the exercise of such Warrant, which taxes shall be payable by the Holder. The Company further covenants and agrees that until expiration of this Warrant, the Company will at all times have authorized, and reserved for the purpose of issuance or transfer upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

3.           This Warrant shall not entitle the Holder to any voting rights or other rights as shareholders of the Company.

4.          The Holder, by acceptance hereof, represent and warrant that (a) the Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to its resale or distribution and (b) the Holder has no present intention to resell or otherwise dispose of all or any part of this Warrant or any shares of the Warrant Stock, other than (i) with the Company’s prior written consent and (ii) pursuant to registration under federal and state securities laws or an exemption from such registration, the availability of which the Company shall determine in its sole discretion. The Company may condition such issuance or sale, pledge, assignment or other disposition on the receipt from the party to whom this Warrant is to be so transferred or to whom Warrant Stock is to be issued or so transferred of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Each certificate representing the Warrant (or any part thereof) and any shares of Warrant Stock shall be stamped with appropriate legends setting forth these restrictions on transferability. The Holder, by acceptance hereof, agrees to give written notice to the Company before exercising or transferring its Warrant or transferring any shares of Warrant Stock of the Holder’s intention to do so, describing briefly the manner of any proposed exercise or transfer. Within thirty (30) days after receiving such written notice, the Company shall notify the Holder as to whether the Company consents to such exercise or transfer and as to whether such exercise or transfer may be effected. The Company makes no representation or warranty to the Holder as to the availability of any exemptions under either state or federal law should the Holder desire to transfer the Warrant or shares of Warrant Stock. Such determination must be made by the Holder and by any transferee of the Warrant Stock. The Company may request an opinion of counsel from the Holder and/or the Holder’s transferee before allowing the issuance of a Stock Certificate, or Certificates, evidencing the Warrant Stock, but the Company’s failure to make such a request shall not be considered the Company’s acknowledgment of the availability of state and/or federal exemptions relating to such transfer of the Warrant Stock. This Warrant shall be transferable only on the books of the Company by the Holder in person, or by duly authorized attorney, on surrender of the Warrant, properly assigned.

5.           Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and to be dated as of the date set forth above.

GRAND SIERRA RESORT CORP.

By:	/s/ Thomas Schrade

Its:	President